Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Roivant Sciences Ltd. 2021 Equity Incentive Plan and the Roivant Sciences Ltd. Employee Stock Purchase Plan of our report dated June 28, 2022, with respect to the consolidated financial statements of Roivant Sciences Ltd. included in its Annual Report (Form 10-K) for the year ended March 31, 2022, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Iselin, New Jersey

June 28, 2022